Exhibit 3.1

AMENDED AND RESTATED

BY-LAWS

OF

WATSCO, INC.

(A FLORIDA CORPORATION)

INDEX

			Page
Article I	SHAREHOLDERS		1

1	CERTIFICATES REPRESENTING STOCK		1
2	FRACTIONAL SHARE INTERESTS AND PARTLY PAID STOCK		1
3	STOCK TRANSFERS		2
4	RECORD DATE FOR SHAREHOLDERS		2
5	SHAREHOLDERS’ MEETINGS		2
	(a)	Time	2
	(b)	Place	3
	(c)	Call	3
	(d)	Notice and Waiver of Notice	3
	(e)	Conduct of Meeting	3
	(f)	Proxy Representation	3
	(g)	Inspectors and Judges	4
	(h)	Quorum	4
	(i)	Voting	4
	(j)	Voting of Shares by Certain Holders	5
6	INFORMAL JOINT ACTION OF SHAREHOLDERS AND DIRECTORS		6
7	ORDER OF BUSINESS		6

Article II	DIRECTORS		7

1	THE BOARD OF DIRECTORS		7
	(a)	Function and Definition	7
	(b)	Qualification, Number, Division and Classes of Directors	7
	(c)	Election and Term	7
	(d)	Subsequent Increases	7
2	INCREASES OR DECREASES IN THE BOARD OF DIRECTORS		7
3	VACANCIES		8
4	DUTIES OF DIRECTORS		8
5	MEETINGS		8
	(a)	Time	8
	(b)	Place	8
	(c)	Call	8
	(d)	Notice or Actual or Constructive Waiver	8
	(e)	Quorum and Action	8
	(f)	Chairman of the Meeting	9
	RESIGNATION		9
7	REMOVAL OF DIRECTORS		9
8	COMMITTEES		9
9	ACTION IN WRITING		9
10	VOTING		9

(i)

		Page

Article III	OFFICERS	10

1	OFFICERS DESIGNATED	10
2	POWERS AND DUTIES	10
3	TERMS OF OFFICE	10
4	INABILITY TO SERVE	10
5	RESIGNATION	10
6	REMOVAL	10

Article IV	DIVIDENDS	11

Article V	CONVERSION	11

Article VI	CORPORATE SEAL	11

Article VII	FISCAL YEAR	11

Article VIII	AMENDMENT OF BY-LAWS	12

Article IX	INDEMNIFICATION	12

(ii)

AMENDED AND RESTATED

BY-LAWS OF

WATSCO, INC.

(A FLORIDA CORPORATION)

ARTICLE I

SHAREHOLDERS

1     CERTIFICATES REPRESENTING STOCK

Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation. If such certificate is countersigned by a transfer agent or registrar other than the corporation or its employees, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such class or series of any such partly paid stock shall set forth thereon the relative rights or preferences of such stock or the amount remaining unpaid on such shares. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may or may not require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

2     FRACTIONAL SHARE INTERESTS AND PARTLY PAID STOCK

The corporation may, but shall not be required to issue fractions of a share. In lieu thereof, it shall either pay in cash the fair market value of fractions of a share, as determined by the Board of Directors, to those entitled thereto, or issue scrip or fractional warrants in registered or bearer form over the manual or facsimile signature of an officer of the corporation or of its agents, exchangeable as therein provided for full shares, but such scrip or fractional warrants shall not entitle the holder to any rights of a shareholder except as therein provided. Such scrip or fractional warrants may be issued subject to the condition that the same shall become void if not exchanged for certificates representing full shares of stock before a specified date, or subject to the condition that the shares of stock for which such scrip or fractional warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of such scrip or fractional warrants, or subject to any other conditions which the Board of Directors may determine.

The Board may require subscribers or purchasers of the capital stock of the corporation to pay the amounts due the corporation by them in such manner and in such installments as the Board may, from time to time, by resolution designate. If any shareholder neglects to pay any installment when so required, the Board may, at its discretion and in such manner as it may determine, sell said stock and apply the proceeds to the expense of said sale and to the unpaid installments, returning the balance, if any, to the delinquent subscriber or shareholder.

3     STOCK TRANSFERS

Upon compliance with the provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

4     RECORD DATE FOR SHAREHOLDERS

For the purpose of determining the shareholders entitled to notice thereof or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or for the purpose of determining shareholders entitled to receive payments of dividends or other distributions or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) days, nor less than ten (10) days before the date of such meeting. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. Unless the Board of Directors resolves to the contrary, the stock transfer books of the corporation shall remain open on the record date. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof, provided, however that the Board of Directors may fix a new record date for the adjourned meeting.

5     SHAREHOLDERS’ MEETINGS

(a) Time. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that there shall be an annual meeting every calendar year. Special meetings shall be held on the date and at the time fixed by the Board of Directors.

(b) Place. Annual meetings and special meetings shall be held at such place, within or without the State of Florida, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal office of the corporation in the State of Florida.

(c) Call. Annual meetings and special meetings may be called by the directors, by any officer instructed by the directors to call the meeting, or by written request of shareholders holding a majority of the outstanding stock of the corporation.

(d) Notice and Waiver of Notice. Written notice of all meetings shall be given, stating the place, date and hour of the meeting. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose for which the meeting is called. Except as otherwise provided by the laws of the State of Florida, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten (10) days, nor more than sixty (60) days, before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each shareholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail. If a meeting is adjourned to another time and/or place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any shareholder who submits a written waiver of notice by him before or after the time stated therein. Attendance of a person at a meeting of shareholders shall constitute a waiver of notice of such meeting, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business before the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice.

(e) Conduct of Meeting. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting: The Chairman of the Board, if any; the Vice-Chairman of the Board, if any; the President; a Vice President; or if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the secretary nor an assistant secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

(f) Proxy Representation. Every shareholder may authorize another person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the shareholder or his attorney-in-fact. In the event any such interest shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one is present, that one shall have all of the power conferred by the instrument upon all of the persons so designated, unless the instrument shall otherwise provide. A duly executed proxy shall be irrevocable if it states that it is irrevocable and only as long as it is coupled with an interest sufficient in law to support an irrevocable power. A revocable proxy may be revoked upon written notice being received by the proxy or proxies.

(g) Inspectors and Judges. The Board of Directors in advance of any meeting may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If any inspector or inspectors, or judge or judges, are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting, or at the meeting by the person presiding thereat. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots and consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots and consents, determine the result and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

(h) Quorum. The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of shareholders for the transaction of any business. Notwithstanding the withdrawal of enough shareholders to leave less than a quorum, the shareholders present may continue to conduct business or adjourn the meeting.

(i) Voting. Subject to provisions (1)-(8), below, a majority of the votes cast shall elect the directors and any other action shall be authorized by a majority of the votes cast, except where the laws of the State of Florida prescribe a different percentage of votes and/or a different exercise of voting power. In the election of directors, voting need not be by ballot. Voting by ballot shall not be required for any other corporate action except as otherwise prescribed by the laws of the State of Florida.

(1) With respect to the election of directors, holders of Common Stock, voting as a separate class, shall be entitled to elect that number of directors which constitutes 25% of the authorized members of the Board of Directors and, if such 25% is not a whole number, the holders of such Common Stock shall be entitled to elect the nearest higher whole number of directors that is at least 25% of such membership. Holders of Class B Common Stock, voting as a separate class, shall be entitled to elect the remaining directors.

(2) The holders of Common Stock shall be entitled to vote as a separate class on the removal with or without cause, of any director elected by the holders of Common Stock and the holders of Class B Common Stock shall be entitled to vote as a separate class on the removal, with or without cause, of any director elected by the holders of Class B Common Stock.

(3) The holders of the Common Stock and the holders of the Class B Common Stock shall be entitled to vote as separate classes on such other matters as may be required by law or the Company’s Articles of Incorporation (as amended and in effect from time to time, the “Articles of Incorporation”), to be submitted to such holders voting as separate classes.

(4) Any vacancy in the office of a director elected by the holders of the Common Stock may be filled by a vote of such holders voting as a separate class, and any vacancy in the office of a director elected by the holders of the Class B Common Stock may be filled by a vote of such holders acting as a separate class or, in the absence of a shareholder vote, in the case of a vacancy of a director elected by either class, such vacancy may be filled by the remaining directors, as provided in Article II, Section 3.

(5) The holders of Common Stock and Class B Common Stock shall in all matters not specified in Sections (1), (2), (3) or (4) of this sub-paragraph (i) vote together as a single class; provided that the holders of Common Stock shall have one (1) vote per share and the holders of Class B Common Stock shall have ten (10) votes per share.

(6) The Common Stock will not have the rights to elect the directors set forth in paragraphs (1) and (4) above if, on the record date for any shareholder meeting at which directors are to be elected, the number of issued and outstanding shares of Common Stock is less than ten per cent (10%) of the aggregate number of issued and outstanding shares of Common Stock and Class B Common Stock. In such cases, all directors to be elected at such meeting shall be elected by holders of Common Stock and Class B Common Stock voting together as a single class, provided that, with respect to said election, the holders of Common Stock will have one (1) vote per share and holders of Class B Common Stock will have ten (10) votes per share.

(7) If, on the record date for any shareholder meeting at which directors are to be elected, the number of issued and outstanding shares of Class B Common Stock is less than 12-1/2% of the aggregate number of issued and outstanding shares of Common Stock and Class B Common Stock, then the holders of Common Stock would continue to elect a number of Common Stock Directors equal to 25% of the total number of directors constituting the whole board and, in addition, would vote together with the holders of Class B Common Stock to elect the Class B Common Stock Directors to be elected at such meeting, with the holders of Common Stock entitled to one (1) vote per share and the holders of Class B Common Stock entitled to ten (10) votes per share.

(8) Notwithstanding anything in this sub-paragraph (i) to the contrary, the holders of Common Stock shall have exclusive voting power on all matters at any time when no Class B Common Stock is issued and outstanding.

(j) Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent, or proxy as the By-Laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trust may be voted by its trustee(s) either in person or by proxy.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

6     INFORMAL JOINT ACTION OF SHAREHOLDERS AND DIRECTORS

Any action required to be taken at a meeting of the shareholders or directors, or a committee thereof, or any other action which may be taken at a meeting of the shareholders or directors, or a committee thereof, may be taken at a joint meeting of such persons or without a meeting if a consent in writing, setting forth the actions so taken, shall be signed by all of the committee members, shareholders or directors, or both, if the action is taken jointly, entitled to vote with respect to the subject matter thereof and filed with the secretary of the corporation as part of the corporate records.

7     ORDER OF BUSINESS

The order of business of all meetings of shareholders shall be as follows:

(a)	Call to order.

(b)	Proof of Notice of Meeting or Waiver of Notice.

(c)	Reading of Minutes of preceding meeting.

(d)	Reports of officers.

(e)	Reports of committees.

(f)	Appointment of Inspectors of Election, when applicable.

(g)	Election of directors, when applicable.

(h)	Unfinished business.

(i)	New business.

(j)	Adjournment.

ARTICLE II

DIRECTORS

1     THE BOARD OF DIRECTORS

(a) Function and Definition. The business of the corporation shall be managed by the Board of Directors of the corporation. The use of the phrase “whole board” herein refers to the total number of directors which the corporation would have if there were no vacancies.

(b) Qualification, Number, Division and Classes of Directors. Subject to the Articles of Incorporation, the number of directors constituting the whole board shall not be less than three persons, and not more than nine persons, to be divided, as nearly as possible, into three equal classes, Class I, Class II and Class III to serve in staggered terms of office of three years apiece.

Therefore, approximately one-third of the members of the Board of Directors shall be elected every three years to serve for a term of three years until their successors are duly elected and qualified.

In addition to the powers and authorities granted by these By-Laws and the Articles of Incorporation expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation do all such lawful acts and things as are not by statute or by the Articles of Incorporation or these By-Laws directed or required to be executed or done by the shareholders. No director need be a shareholder, a citizen of the United States or a resident of Florida.

(c) Election and Term. Directors shall be divided, as nearly as possible, into three equal classes and each director shall be elected for a term of three years as either a Common Stock or Class B Common Stock director.

(d) Subsequent Increases. If the shareholders or the Board of Directors, pursuant to the provisions of these By-Laws, increase or decrease the number of directors serving on the Board of Directors, such increases or decreases in the number of directors shall be allocated between the three Classes, subject to the restrictions provided by Article III and Article V of the Articles of Incorporation.

2     INCREASES OR DECREASES IN THE BOARD OF DIRECTORS

Shareholders of the Company may increase or decrease the number of directors constituting the whole board provided that such number shall be decreased to not less than three persons and increased to not more than nine persons, and subject to the Class representation provided by Articles III and V of the Articles of Incorporation. The Board of Directors between the annual meetings of the shareholders is authorized by the majority thereof, and subject to the Class representation provided by Articles III and V of the Articles of Incorporation, to increase the number of directors to not more than nine persons and the directors by a majority vote shall have the power to fill the vacancies created by any such increase. Any director so elected by the Board of Directors shall hold office until the next annual meeting of shareholders and until successors to each shall be elected and qualified.

3     VACANCIES

Each vacancy in the Board of Directors, whether due to resignation, removal or incapacitation of a director, or due to an increase in the number of directors by the Board of Directors, shall be filled by the majority vote of the directors remaining in office, and the director so elected to fill such vacancy shall serve until the next annual meeting of shareholders.

4     DUTIES OF DIRECTORS

The Board of Directors shall nave the control and general management of the affairs and business of the corporation. Such directors shall in all cases act as a Board, regularly convened, by majority, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation as they may deem proper.

5     MEETINGS

(a) Time. Meetings shall be held at such time as the Board of Directors shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

(b) Place. The meetings shall be held at such place within or without the State of Florida as shall be fixed by the Board.

(c) Call. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, or the President, or of a majority of the directors in office.

(d) Notice or Actual or Constructive Waiver. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other manner of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not specify the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a written waiver of notice before or after the time stated therein. Notice of time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat.

(e) Quorum and Action. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevent such a majority, whereupon a majority of the directors in office shall constitute a quorum, provided that such majority shall constitute at least one-third (1/3) of the whole board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided or as otherwise provided by the laws of the State of Florida, the act of the Board shall be the act by vote of a majority of the directors present at a meeting of such Board or committee if a conference telephone call or similar communications equipment is used by means of which all persons participating in the meetings can hear each other. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the laws of the State of Florida and these By-Laws which govern a meeting of directors held to fill the vacancies and newly created directorships in the Board.

(f) Chairman of the Meeting. The Chairman of the Board, if any, and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairman of the Board, if any, and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

6     RESIGNATION

Any director of the corporation may resign at any time by giving his resignation to the President, Vice President or the Secretary. Such resignation shall take effect at the time specified therein and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

7     REMOVAL OF DIRECTORS

Directors may be removed by action of majority of all remaining directors, by class, at any special meeting called for that purpose, only for cause.

8     COMMITTEES

The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two (2) or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified members at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors in the management of the business and affairs of the corporation, may authorize the seal of the corporation to be affixed to all papers which may require it. In the absence of any disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

9     ACTION IN WRITING

Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the cause may be consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

10     VOTING

At all meetings of the Board of Directors, or any committee thereof, each director is to have one (1) vote, irrespective of the number of shares of stock he may hold.

ARTICLE III

OFFICERS

1     OFFICERS DESIGNATED

The directors shall elect a President, who shall be a director, a Secretary, and a Treasurer, and may elect a Chairman of the Board of Directors, a Vice-Chairman thereof, and one or more Vice-Presidents, Assistant Secretaries, and Assistant Treasurers, and may elect or appoint such other officers, and agents as are desired. Any number of officers may be held by the same person, except that the President may not also be the Secretary or Assistant Secretary.

2     POWERS AND DUTIES

Officers shall have the powers and duties defined in the resolutions appointing them, provided however that the following officers shall have the following duties: The President shall preside at all meetings of the shareholders and shall have general supervision of the affairs of the corporation, shall sign or countersign all the certificates, contracts and other instruments of the corporation as authorized by the Board of Directors, shall make reports for the Board of Directors and shall perform other such duties as incident to his office properly required of him by the Board of Directors. The Secretary shall issue the notice for all meetings, shall keep minutes of all meetings, shall have charge of the seal and the corporate books and shall make such reports and perform other duties that are incident to his office properly required by the Board of Directors.

3     TERMS OF OFFICE

Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the next meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified.

4     INABILITY TO SERVE

In the case of an absence or inability or any officer of the corporation, the Board of Directors may from time to time delegate the aforedescribed duties of such officer or any other officer, or any other director, or any other person.

5     RESIGNATION

Any officer may resign at any time and upon written notice to the Board of Directors of the corporation.

6     REMOVAL

The Board of Directors may remove any officer at any time for cause or without cause.

ARTICLE IV

DIVIDENDS

The Board of Directors may, from time to time declare, and the corporation may pay, dividends and other distributions with respect to its outstanding shares in cash, property, or its own shares as follows:

(1) Subject to sub-paragraph (2) below, whenever a dividend is paid to the shareholders of Class B Common Stock, the corporation shall also pay to the holders of Common Stock a dividend per share at least equal to the dividend per share paid to the holders of the Class B Common Stock. The corporation may pay dividends to the holders of Common Stock in excess of dividends paid (or without paying dividends) to holders of Class B Common Stock.

(2) If at anytime a stock distribution is to be paid, such stock distribution may be declared and paid only as follows:

(a)	So long as no Common Stock has been issued or is outstanding, Common Stock may be paid to holders of Class B Common Stock.

(b)	Common Stock may be paid to holders of Common Stock and Class B Common Stock may be paid to holders of Class B Common Stock.

(c)	Whenever a stock distribution is paid, the same number of shares shall be paid with respect to each outstanding Common Stock or Class B Common Stock. The corporation shall not combine or subdivide shares of either class without at the same time making an appropriate combination or subdivision of shares of the other class.

ARTICLE V

CONVERSION

Each holder of record of Class B Common Stock may at any time or may from time to time, in such holders’ sole discretion and at such holders’ option, convert any whole number or all of such holders’ Class B Common Stock into fully paid and non-assessable Common Stock at the rate of one share of Common Stock for each share of Class B Common Stock surrendered for conversion.

ARTICLE VI

CORPORATE SEAL

The corporate seal shall be in such form as the Board of Directors shall prescribe.

ARTICLE VII

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VIII

AMENDMENT OF BY-LAWS

The power to amend, alter, and repeal these By-Laws, and to adopt new By-Laws, shall be vested in the Board of Directors, provided, that any By-Laws, other than an initial By-Law, which alters the minimum and maximum number of directors and the election of directors by classes for staggered terms shall be adopted by the shareholders.

ARTICLE IX

INDEMNIFICATION

The corporation shall indemnify its officers and directors to the fullest extent permitted by law.